Certificate of Registration

issued by the

International Business Aviation Council

to

OPERA JET s.a.
Bratislava, Slovakia

for the successful implementation of the

International Standard for
Business Aircraft Operations
(IS-BAO)

Certificate Number: *120011*

Date of Issue: *1 March 2012*

Valid Until: *1 March 2014*